UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 17, 2023

Sculptor Diversified Real Estate Income Trust, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-56566	88-0870670
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

9 West 57th Street, 40th Floor New York, NY 10019
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (212) 790-0000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 7.01. Regulation FD Disclosure.

Acquisition of Our Adviser by Rithm

On November 17, 2023, Sculptor Capital Management, Inc. (NYSE: SCU; “Sculptor”), which indirectly owns and controls our external adviser, and Rithm Capital Corp. (NYSE: RITM; “Rithm”) completed the previously announced transactions contemplated by the Agreement and Plan of Merger, dated July 23, 2023, as amended on October 12, 2023 (the “First Amendment”) and October 26, 2023 (the “Second Amendment”) (collectively as amended, the “Merger Agreement”). As a result of the completion of the merger, Sculptor became a wholly owned subsidiary of Rithm. Founded in 2013, Rithm is a New York-based diversified manager of assets and investments with leading origination and servicing capabilities focused on the real estate and financial services sectors.

Rithm has publicly stated that Sculptor’s investment and leadership teams will continue in their roles and that it anticipates continuing to operate Sculptor’s business consistent with past practices. We intend to continue to operate as a perpetual-life NAV REIT externally advised by Sculptor Advisors LLC, an affiliate of Sculptor, and primarily focused on investing in stabilized income-generating commercial real estate across a variety of both traditional and non-traditional sectors in the United States and Europe.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sculptor Diversified Real Estate Income Trust, Inc.

By:	/s/ Dava Ritchea
Name:	Dava Ritchea
Title:	Chief Financial Officer

Date:	November 21, 2023